EX-99.3

Exhibit 99.3

Form of Letter of Transmittal

LETTER OF TRANSMITTAL

REGARDING INTERESTS IN THE ENDOWMENT MASTER FUND, L.P.

TENDERED PURSUANT TO THE OFFER TO PURCHASE

DATED APRIL 17, 2009

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE ON MAY 22, 2009

AND THIS LETTER OF TRANSMITTAL MUST BE RECEIVED BY

ENDOWMENT ADVISERS, L.P., EITHER BY MAIL OR BY FAX, BY 12:00 MIDNIGHT,

CENTRAL STANDARD TIME, ON MAY 22, 2009, UNLESS THE OFFER IS EXTENDED.

COMPLETE THE TENDER OFFER FORM AND RETURN TO:

The Endowment Fund

P.O. Box 182663

Columbus, OH 43128-2663

Fax: (866) 624-0077

Ladies and Gentlemen:

The undersigned hereby tenders to The Endowment Master Fund, L.P., a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the “Fund”), the limited partnership interest in the Fund or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated April 17, 2009 (“Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constituted the “Offer”). THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the limited partnership interest in the Fund or portion thereof tendered hereby pursuant to the Offer.

The undersigned hereby warrants that the undersigned has full authority to sell the limited partnership interest in the Fund or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the limited partnership interests in the Fund or portions thereof tendered hereby.

Payment of the purchase price for the limited partnership interest in the Fund or portion thereof of the undersigned, as described in Section 6 of the Offer to Purchase, shall be wired to an account designated by the undersigned or sent to the undersigned at its mailing address as listed in the Fund’s records, unless such investor advises the Fund in writing of a change in its mailing address. The undersigned recognizes that the amount of the Initial Payment will be based on the unaudited estimated net asset value as of June 30, 2009 of the limited partnership interest or portion thereof tendered.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

TENDER OFFER FORM

Name of Subscriber:

TEF Account Number:

Official Fund Name:	☐ The Endowment (Domestic) Fund, L.P.*	☐ The Endowment (Exempt) Fund II, L.P.*
(Check appropriate box)	☐ The Endowment (Domestic QP) Fund, L.P.*	☐ The Endowment (Exempt QP) Fund II, L.P.*
☐ The Endowment (International) Fund, Ltd.^

Type of Request:	☐ One-time Partial Redemption	☐ Recurring Partial Redemption
(Note: 1 year lockup)	☐ Full Redemption

Redemption Amount:		Effective Date:
* 90 day advance notice required; ^ 35 day advance notice		(Possible Effective Dates: 3/31, 6/30, 9/30, 12/31)

Method of Payment:	☐ Wire Transfer ($6.75 fee per transfer)	☐ ACH (be sure the account accepts ACH; if ACH is rejected a wire may be attempted with fee assessed)

Banking Information: (Please contact your bank to verify the ABA number for the type of transaction that you have chosen.)

Name of Bank:

Address:

ABA Number:		Reference:

For Credit To:		Account Number:

For Further Credit To:		Account Number:

The undersigned subscriber acknowledges that this request is subject to all the terms and conditions set forth in the Fund’s Private Placement Memorandum and all capitalized terms used herein have the meaning as defined in the Fund’s Private Placement Memorandum. This request is irrevocable. The undersigned represents that the undersigned is the beneficial owner of the Interests in the Fund to which this redemption request relates, and that the person signing this request is an authorized representative of the redeeming shareholder.

In the case of joint accounts, each joint holder must sign this redemption request. Requests on behalf of a foundation, partnership or any other entity must be accompanied by evidence of the authority of the person(s) signing.

Dated:                     , 200

NAME AND TITLE OF SIGNATORY:

SIGNATURE(s):

Fax to (866) 624-0077 or Mail to The Endowment Fund, PO Box 182663, Columbus, OH 43128-2663

For overnight mail, send to The Endowment Fund, Attn: Craig Hughes, 3435 Stelzer Road, Suite 1000, Columbus, OH 43219

Form must be received prior to the deadline

Indicate Date of Transmission                                       and Method of Transmission    ☐ Fax    ☐ Regular Mail    ☐ Overnight Mail